Calculation of Filing Fee Tables
S-4
VALLEY NATIONAL BANCORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, no par value per share	Other	13,831,688		$ 125,404,272.56	0.000087	$ 10,910.17
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 125,404,272.56		$ 10,910.17
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,910.17
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This registration statement relates to the registration of the maximum number of shares of common stock, no par value, of Valley National Bancorp ("Valley"), estimated to be issuable by the registrant pursuant to the merger described in this registration statement and the Agreement and Plan of Merger (as may be amended from time to time, the "Merger Agreement"), dated as of August 24, 2026, by and between Valley and Providence Financial Corporation ("Providence"). The amount in the "Amount Registered" column represents the estimated maximum number of shares of the registrant's common stock, no par value ("Valley common stock"), that may be issued pursuant to the Merger Agreement, which is based upon the sum of (i) 2,820,825 shares of common stock of Providence, par value $1.00 per share ("Providence common stock") and (ii) a maximum of 333,206 shares of Providence common stock underlying outstanding Providence net option shares subject to in-the-money Providence stock options (as defined in the proxy statement/prospectus), in each case outstanding as of September 30, 2026, or issuable or that may be cancelled or exchanged pursuant to the merger agreement, multiplied by the exchange ratio of 4.3854 shares of Valley common stock for each share of Providence common stock. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of determining the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(f)(2) and 457(f)(3) thereunder. Providence is a private company and no market exists for Providence common stock. The proposed maximum aggregate offering price is equal to the product of (x) $61.23, the book value per share of Providence common stock as of September 30, 2026, the most recent practicable date preceding this filing, and (y) 3,154,031, the estimated maximum number of securities of Providence that may be exchanged for Valley common stock, including 2,820,825 shares of Providence common stock issued and outstanding and a maximum of 333,206 shares of Providence common stock underlying Providence net option shares subject to in-the-money Providence stock options, less $67,717,045.570, the aggregate amount of cash to be paid by Valley in exchange for the cancellation of such securities of Providence. Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $87.00 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
3,154,031	$ 61.23	$ 193,121,318.13		$ 67,717,045.57	$ 125,404,272.56

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date